Exhibit (c)(7)

Goldman Sachs

Project Closeup

Discussion Materials

Goldman, Sachs & Co.

06-Nov-2007

Goldman Sachs

Table of Contents

I. Process Update and Timetable

II. Seller-Offered Financing Considerations

Goldman Sachs

I. Process Update and Timetable

Goldman Sachs

Sponsor Meetings Summary

Sponsor C – October 23, 2007

H&F – October 24, 2007

Sponsor B – October 25, 2007

Sponsor A – October 30, 2007

Sponsor D – November 1, 2007

Goldman Sachs

Summary of Follow-up Data Requests and Key Diligence Issues

Historical revenue trends and future trends and growth drivers by product, customer, customer type, price points, geography and others

— Key focus is on historical and projected performance that helps quantify and put ranges around what parts of traditional creative stills business will decline / stay flat / grow and how customer cannibalization vs secular decline in image usage are contributing to revenue declines

Customer buying behavior for agency, corporate, and media/editorial

Implications of advertising expenditure shift away from traditional media to internet

iStockPhoto business model

— Customer dynamics and unit economics with focus on growth potential, pricing evolution and sustainability of margins

Footage business model

— Customer dynamics: customer profile, product usage, key purchase criteria, etc

— Content sourcing

— Unit economics: volume, pricing, commissions, OH, and capex requirements

Editorial market dynamics

— Exclusivity/official relationships

— Unit economics: subscription vs. a la carte volume, pricing and margin implications

— Competitive dynamics

Sizing of growth/penetration opportunities in EMEA and APAC and by customer segment

Goldman Sachs

Preliminary Timetable

October 2007

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

November 2007

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

December 2007

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

January 2008

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Week of	Description of Events
October 22nd and 29th	■ Initial Sponsor Meetings ■ Collect follow-up questions ■ Schedule follow-up calls
November 5	■ Dinner: Sponsor D
November 6	■ Board Update
November 7	■ Follow-up call: Sponsor B
November 8	■ Follow-up call: Sponsor D
November 12	■ Follow-up call: H&F ■ Dinner: Sponsor B
November 13	■ Follow-up call: Sponsor A
November 14	■ Follow-up call: Sponsor C ■ Dinner: Sponsor A
November 19	■ Initial bids due (Nov 21)
November 26	■ Discuss initial bids ■ Consider sponsor pairings ■ Respond to sponsors on next steps ■ Populate data room ■ Prepare merger contract

4

Goldman Sachs

Preliminary Timetable (Cont'd)

October 2007

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

November 2007

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

December 2007

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

January 2008

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Week of	Description of Events
December 3 – December 31	■ Due diligence ■ Contract negotiations ■ Contact potential strategic buyers
January 7	■ Final bids and contract mark-ups due
January 14	■ Pick winner and announce the transaction

5

Goldman Sachs

II. Seller-Offered Financing Considerations

Goldman Sachs

Staple-On Financing Discussion

Disclaimer for Board Presentation Materials

The information contained herein regarding staple-on financing is for discussion purposes only and does not constitute a commitment by Goldman Sachs to offer or provide staple-on financing to potential buyers. Goldman Sachs has not yet sought internal approvals to offer staple-on financing to buyers. Set forth herein are some of the issues the Company’s board of directors and counsel may wish to consider in determining whether to request that its sell-side advisor offer staple-on financing to potential buyers. The Company and all potential buyers will be notified of Goldman Sachs’ procedures in connection with providing staple-on financing to buyers. The Company and each potential buyer will be required to acknowledge and consent to such procedures.

Goldman Sachs

Staple-On Financing Discussion

Overview of Process

A staple-on financing is a common debt financing package offered by the financing group of the sell-side M&A advisor (i.e., Goldman Sachs) to all potential buyers in connection with the transaction

Potential buyers are free to seek other financing sources and would not be required to accept the staple-on financing package offered by Goldman Sachs

For each buyer that initiates negotiations of the staple financing terms, Goldman Sachs will establish a separate financing team, or “tree”, to negotiate the financing package

In the event that bidders negotiate the staple-on financing packages, the terms of the financing package Goldman Sachs ultimately offers to each tree may differ

All potential buyers are notified of Goldman Sachs’ procedures in connection with providing staple-on financing to multiple buyers

In the event that Goldman Sachs is requested to, and does, offer staple-on financing and is also requested to conduct a study in order to render a fairness opinion, Goldman Sachs will require that the Company also obtain a fairness opinion from an independent advisor that is not involved in the financing

Goldman Sachs may be invited to participate in the financing being provided to the winning bidder by another financial institution, even if the bidder does not avail itself of the staple package offered by GS. Goldman Sachs would not participate in such financing without the Company’s consent

Goldman Sachs

Staple-On Financing

Potential Benefits

Streamlines the M&A sellside process particularly in early part of process

— Promotes confidentiality by limiting discussions to a single institution

— Saves time with concurrent due diligence for M&A and leveraged financing teams

– Improves quality of data room and anticipates need for certain exhibits

— Allows greater time for structuring and diligence for complex financial, structural or operating issues

Focuses bidders on asset value as opposed to the availability of debt financing, especially in early rounds

Increases competition/levels the field particularly for bidders with lesser access to financing

Helps establish floor valuation expectations to bidders

Potentially creates more competition among financing sources to provide more attractive/aggressive financing terms

Goldman Sachs may have particular financing product expertise that facilitates higher leverage levels

— For example, deal contingent currency or interest rate hedging, commodity hedges or other risk management products as part of the staple package may help potential buyers reduce certain deal-related risks

Goldman Sachs

Staple-On Financing Discussion

Issues to Consider and Mitigants

Issues to Consider Mitigating Process Factors

Risks creating a “ceiling” valuation

Third party sources typically use staple financing as starting point for competing for financing

Goldman Sachs’ role as financial advisor to the seller and provider of financing for potential buyers may be perceived as a conflict of interest

Goldman Sachs professionals that are part of a separate financing team working with a bidder will not be members of Goldman Sachs advisory team or any other financing team working with other bidders

Goldman Sachs may be perceived as having an incentive to favor bidders who accept the staple-on financing package over bidders who obtain non-Goldman Sachs financing

Bidders are not required to accept the financing package offered by Goldman Sachs

Bids will be considered on their merits and Company retains control over determination of winning bidder

Winner often does not use staple package

Importance of maintaining confidentiality of information both between seller and bidders and amongst bidders

Separation of financing teams

Controlled access to common resources and committees

Advisory team treats financing teams in the same manner as all third party financing sources

Senior supervisory oversight